ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090203

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20140202893-81
Filing Date and Time
03/20/2014 11:08 AM
Entity Number
E0363462012-0

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Tarheel Billboard, Inc

2. The articles have been amended as follows: (provide article numbers, if available)

Hua Yang Investment Group, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 9,600,071 XX

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Tarheel Billboard, Inc.

Incorporated in the state of Nevada
Written Consent of the
Majority of Shares Entitled to Vote

The undersigned, being the holder of a majority of shares entitled to vote and a majority of the issued and outstanding shares of Tarheel Billboard, Inc. ("the Corporation"), hereby approve recommendations of the Board of Directors and consent, pursuant to the Corporation Law of the State of Nevada, to the adoption of the following resolutions taking or authorizing the actions specified therein:

Resolved, that this Company is authorized Amend Article I of the Articles of Incorporation to change the name of the Company to "Hua Yang Investment Group, Inc."

Resolved, that the Law of Office of Jillian Sidoti is directed to file all proper documentation with the state of Nevada, the Corporation's duly appointed transfer agent, and proper regulatory agencies.

This consent may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Date: 03-19-2014

Attested to: ______________________

Lau Hau Hung
Holder of 9,600,071 Shares of Common Stock

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

HUA YANG INVESTMENT GROUP, INC.

Nevada Business Identification # NV20121426953

Expiration Date: July 31, 2014

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 20, 2014

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.